UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 15, 2006

iPAYMENT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-50280
(Commission File Number)
62-1847043
(I.R.S. Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)
(615) 665-1858
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 15, 2006, iPayment, Inc. (“iPayment”) issued a press release announcing its financial results for the second quarter and six months ended June 30, 2006. iPayment held a related conference call on August 16, 2006 to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to the Current Report on Form 8-K filed by iPayment on August 15, 2006.
On August 21, 2006, iPayment filed its quarterly report on Form 10-Q for the second quarter and six months ended June 30, 2006. The interim financial statements included in the Form 10-Q reflect $1.4 million of expenses primarily related to iPayment’s agreement to pay plaintiffs’ counsels’ fees and expenses, in connection with the litigation In re iPayment, Inc. Shareholders Litigation. This amount was expensed in the second quarter of 2006. The settlement remains subject to court approval.
Attached as Exhibit 99.1 to this amended Current Report on Form 8-K/A are the financial results for the second quarter and six months ended June 30, 2005 which conform to the interim financial statements included in the above-referenced Form 10-Q and reflect the above-referenced settlement. The financial results attached hereto and the discussion contained in iPayment’s Form 10-Q update and supersede in their entirety the financial results announced on August 15, 2006 as included in the Current Report on Form 8-K filed by iPayment on August 15, 2006.
The information in this Form 8-K/A and the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
Exhibit 99.1	Financial results for the second quarter and six months ended June 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPAYMENT, INC.
Date: August 21, 2006	By:	/s/ Clay M. Whitson
		Name:	Clay M. Whitson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 99.1	Financial results for the second quarter and six months ended June 30, 2006.

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